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EXECUTION COPY

EXHIBIT 10.27
FORBEARANCE AGREEMENT AND AMENDMENT NO. 7

        This Forbearance Agreement and Amendment No. 7 ("Agreement") is entered into as of December 21, 2001 by and among IFR SYSTEMS, INC. (the "Borrower"), the financial institutions parties to the Credit Agreement referred to below as lenders (the "Lenders"), and BANK ONE, NA, formerly known as THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as contractual representative (the "Agent") under that certain Amended and Restated Credit Agreement dated as of March 19, 1998 by and among the Borrower, the Lenders and the Agent, as amended by an Amendment No. 1 and Waiver dated as of November 3, 1998, an Amendment No. 2 dated as of March 31, 1999, an Amendment No. 3 dated as of June 25, 1999, an Amendment No. 4 dated as of October 15, 1999, an Amendment No. 5 dated as of June 15, 2000 and an Amendment No. 6 dated as of June 29, 2001 (as so amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used in this Agreement which are not otherwise defined herein, shall have the meanings given such terms in the Credit Agreement.

WITNESSETH:

        WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement;

        WHEREAS, the Borrower has informed the Agent and the Lenders that certain Defaults and Unmatured Defaults have occurred or may occur by virtue of (i) the Borrower's noncompliance with (a) the Minimum Fixed Charge Coverage Ratio financial covenant set forth in Section 7.4(A) of the Credit Agreement and (b) the Maximum Leverage Ratio financial covenant set forth in Section 7.4(B) of the Credit Agreement, in each case for the period ending on September 30, 2001, (ii) the Borrower's non-payment when due of all scheduled principal payments, accrued interest and fees in respect of the Loans during the period commencing on November 9, 2001 through the end of the Forbearance Period, (iii) the nonpayment of Hedging Obligations due on December 31, 2001 under the Interest Rate Agreement between the Borrower and Bank One, NA, (iv) the Borrower's non-compliance with the financial covenants set forth in Sections 7.4(A) through (D) for the period ending on December 31, 2001 and (v) the Borrower's failure to state that the representation and warranty in Section 6.20 of the Credit Agreement regarding Solvency was true and correct at all times during the period covered by the financial statements delivered pursuant to Section 7.1(A) of the Credit Agreement for the period ending on September 30, 2001 as required pursuant to Section 7.1(A)(iii) (collectively, the "Specified Defaults");

        WHEREAS, as a result of such Specified Defaults and pursuant to the Credit Agreement and the other Loan Documents, the Agent and the Lenders are entitled immediately to enforce certain rights and remedies against the Borrower and with respect to the Collateral, including, without limitation, the right to cease making further advances or other financial accommodations and to accelerate and immediately demand payment in full of the Secured Obligations;

        WHEREAS, on November 30, 2001 the Required Lenders suspended the availability of the Revolving Loans and Swing Line Loans and declared the Obligations due and payable (the "Declaration of Acceleration"), and the Agent notified the Borrower thereof;

        WHEREAS, the Borrower has requested that the Agent and the Lenders agree and, subject to the terms and conditions of this Agreement, the Agent and the Lenders have agreed (i) to rescind the Declaration of Acceleration and (ii) to waive the suspension of the availability of Revolving Loans and Letters of Credit during the period (the "Forbearance Period") commencing on the date hereof and ending on the earliest of (a) March 4, 2002, (b) December 26, 2001, unless the Borrower's Board of Directors shall have engaged any of DSI Associates, Inc., Morris Anderson Associates, Inc., Argus Management Corporation or another consultant acceptable to the Agent and the Lenders, as a crisis manager (the "Crisis Manager") for the Borrower pursuant to an engagement letter in a form substantially similar to Exhibit B hereto, or (c) January 18, 2002, unless the Crisis Manager shall have delivered to the Agent and the Lenders its written evaluation (the "Crisis Manager's Report") of the Borrower's weekly cash flow projections and report on inventory, accounts receivable and accounts payable previously delivered to the Agent and the Lenders and attached hereto as Exhibit C (the "Financial Reporting Package"), which Crisis Manager's Report shall conclude that (1) such Financial Reporting Package was prepared by the Borrower in good faith based on reasonable assumptions in light of the information available at the time of preparation, and (2) in the Crisis Manager's reasonable determination, the Borrower can achieve, in all material respects, the projections set forth in the Financial Reporting Package, including, without limitation, that no mandatory prepayments shall be required under Section 2.5(B)(ii) of the Credit Agreement, as amended by this Agreement.

        WHEREAS, the Borrower has further requested that the Agent and the Lenders amend and, subject to the terms and conditions of this Agreement, the Agent and the Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

        NOW, THEREFORE, the Agent, the Lenders and the Borrower hereby agree as follows:

        1.    The recitals set forth above by this reference hereto are hereby incorporated into this Agreement. Without limiting the foregoing, the Borrower hereby acknowledges that (i) certain of the Specified Defaults have occurred and are continuing under the terms of the Credit Agreement and the other Specified Defaults will occur and have not been waived or cured and that reasonable notice of such Specified Defaults has been received; (ii) the availability of Advances and Letters of Credit was suspended automatically on November 14, 2001 pursuant to Section 5.2 of the Credit Agreement; (iii) the Borrower's right to convert or continue Loans as Eurocurrency Rate Loans was suspended automatically on November 14, 2001 pursuant to Section 2.10(C) of the Credit Agreement; and (iv) the Agent's and the Lenders' execution of this Agreement shall not constitute a novation, refinancing, discharge, extinguishment or refunding nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement or any of the other Loan Documents, except as expressly provided herein.

        2.    Subject to the satisfaction of the conditions precedent set forth in paragraph 7 below, the Agent and the Lenders hereby rescind the Declaration of Acceleration. During the Forbearance Period, the availability of Advances and Letters of Credit shall continue to be suspended by Section 5.2 of the Credit Agreement. During the Forbearance Period and continuing thereafter until the Credit Agreement shall be terminated and all of the Secured Obligations shall have been satisfied in full, the Borrower shall have no right to continue or convert Loans into Eurocurrency Rate Loans.

        3.    Notwithstanding the provisions of the preceding paragraphs, the Lenders are not waiving any Default or Unmatured Default created by the Specified Defaults or otherwise and, accordingly, retain all of the Lenders' existing rights and remedies. Upon the occurrence of a Default or Unmatured Default other than the Specified Defaults if the Obligations have not been paid in full, the Agent and the Lenders shall have the right to immediately commence enforcement of all of their rights and remedies under the Credit Agreement, the other Loan Documents and applicable law.

        4.    The Borrower hereby expressly reconfirms (i) its obligations to provide weekly reports on actual cash flows and projected weekly cash flows pursuant to Section 7.1(A)(vi), which reports shall be provided on the same basis as the Financial Reporting Package attached hereto, and (ii) its obligations under Section 7.2(L) of the Credit Agreement to cause senior management of the Borrower to be available for meetings and conference calls with the Agent and the Lenders on a monthly basis, and the Borrower hereby agrees to cause senior management of the Borrower to be available for such meetings and calls on a bi-weekly basis. In addition, effective as of December 21, 2001, and subject to the satisfaction of the conditions precedent set forth in paragraph 7 below, the Credit Agreement is hereby amended as follows:

        (a)  Section 1.1 of the Credit Agreement is amended to insert the following new clause (vii) at the end of the definition of "Customary Permitted Liens":

          (vii) pari-passu liens in the Agent's Account in favor of Bank One (solely in its capacity as cash concentration account bank) to secure overdrafts and related liabilities arising from treasury, depositary and cash management services (including automated clearing house fund transfers) provided to or for the benefit of the Borrower and its Subsidiaries.

        (b)  Section 2.5(B)(ii) of the Credit Agreement is amended to insert the following at the end of the first sentence thereof:

    ; provided, that if at any time for any reason, (a) the sum of (1) the Borrowing Base (as set forth in the most recently delivered Borrowing Base Certificate) at such time plus (2) all cash maintained by the Borrower and its Subsidiaries at such time plus (3) the aggregate amount of all professional fees and expenses paid by the Borrower on or after December 4, 2001 to counsel and other advisors and professionals engaged by or on behalf of the Agent and to the Crisis Manager engaged pursuant to (and as defined in) the Forbearance Agreement and Amendment No. 7 to this Agreement shall be less than $28,000,000, or (b) the sum of (1) the Borrowing Base (as calculated on the most recent weekly report delivered pursuant to Section 7.2(M)) at such time plus (2) all cash maintained by the Borrower and its Subsidiaries at such time plus (3) the aggregate amount of all professional fees and expenses paid by the Borrower on or after December 4, 2001 to counsel and other advisors and professionals engaged by or on behalf of the Agent and to the Crisis Manager engaged pursuant to (and as defined in) the Forbearance Agreement and Amendment No. 7 to this Agreement shall be less than $27,000,000, the Borrower shall immediately make a mandatory prepayment of the Obligations in an amount equal to such deficiency.

        (c)  Section 1.1 of the Credit Agreement is amended to insert the following new definition alphabetically therein:

    "Agent's Account" is defined in Section 2.23 hereof.

        (d)  Article II of the Credit Agreement is amended to insert the following new Section 2.23 at the end thereof:

          2.23 Collections.    The Borrower shall cause all payments from Account Debtors in respect of Receivables (other than Receivables originated by any Foreign Incorporated Subsidiary of the Borrower) to be remitted directly to the Borrower's lockbox maintained at Bank One, Lockbox No. 73267, all of which collections shall be remitted to Account No. 1105873 (the "Agent's Account") maintained by the Agent at Bank One for the benefit of the Holders of Secured Obligations. Any of the foregoing collections received by the Borrower or any of its Subsidiaries and not deposited as set forth in the preceding sentence shall be deemed to have been received by the Borrower and/or such Subsidiary as the Agent's trustee, and, upon the receipt thereof, the Borrower shall promptly transfer or cause such Subsidiary to promptly transfer all such amounts to the Borrower's lockbox maintained at Bank One, Lock Box No. 73267 or the Agent's Account for application as set forth in this Section 2.23. The Borrower may from time to time request that the Agent make disbursement of amounts held in the Agent's Account, and the Agent shall make such disbursements, in an amount not in excess of the total disbursements for the then current calendar week as set forth in the Borrower's cash flow budget attached as Exhibit C to the Forbearance Agreement and Amendment No. 7 to this Agreement (the "Cash Flow Budget"); provided, that the excess of all budgeted disbursements for any calendar week over the amount of actual disbursements for such calendar week shall be added to the amount of total disbursements budgeted in the Cash Flow Budget for the next succeeding calendar week and any unused portion of such excess can be utilized during any subsequent period.

        (e)  Section 7.2(M) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

          (M) Weekly Reports Inventory, Accounts Receivable, Accounts Payable and Borrowing Base Calculation. On or before the third (3rd) Business Day of each calendar week, the Borrower shall deliver to the Agent and the Lenders (i) a weekly report describing existing accounts receivable, existing accounts payable, cash balances (both on a consolidated basis for the Borrower and its Subsidiaries and on a consolidating basis for all U.S. operations and U.K. operations, respectively) and agings on accounts and estimated inventory of the Borrower and its Subsidiaries, which reports shall be provided on the same basis as the "Financial Reporting Package" delivered in connection with (and defined in) the Forbearance Agreement and Amendment No. 7 to this Agreement dated as of December 21, 2001, and (ii) a calculation of the Borrowing Base (based on the information described in clause (i) above) (both on a consolidated basis for the Borrower and its Subsidiaries and on a consolidating basis for all U.S. operations and U.K. operations, respectively), in each case as of the last day of the immediately preceding calendar week.

        5.    To the fullest extent permitted by applicable law, in consideration of the Agent's and the Lenders' execution of this Agreement, the Borrower and, by their reaffirmation hereto, each of the Subsidiaries parties to such reaffirmation, in each case, on behalf of itself and each of its successors and assigns (collectively, the "Releasors"), does hereby forever release, discharge and acquit the Agent, each Lender and each of their respective parents, subsidiaries and affiliate corporations or partnerships, and their respective officers, directors, partners, trustees, shareholders, agents, attorneys and employees, and their respective successors, heirs and assigns (collectively, the "Releasees") of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or equity), indebtedness and obligations of every type, kind, nature, description or character, and irrespective of how, why or by reason of what facts, whether such claims have heretofore arisen, are now existing or hereafter arise, or which could, might or may be claimed to exist of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, which in any way arise out of, are connected with or in any way relate to actions or omissions which occurred on or prior to the date hereof with respect to the Borrower, the Obligations, this Agreement, the Credit Agreement, any Loan Document or any third parties liable in whole or in part for the Obligations (collectively, "Claims"). Each of the Releasors further agrees to indemnify the Releasees and hold each of the Releasees harmless from and against any and all such Claims which might be brought against any of the Releasees on behalf of any person or entity, including, without limitation, officers, directors, agents, trustees, creditors or shareholders of any of the Releasors. For purposes of the release contained in this paragraph, any reference to any Releasor shall mean and include, as applicable, such Person's or Persons' successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession, acting on behalf of such parties.

        6.    Except as specifically set forth in this Agreement, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Nothing herein shall constitute a waiver by the Agent or any Lender, or otherwise entitle the Borrower to a waiver, of any existing or hereafter arising Default (including, without limitation, the Specified Defaults) nor shall the Agent's or any Lender's execution and delivery of this Agreement establish a course of dealing among the Agent or any Lender and the Borrower or in any other way obligate the Agent or any Lender to hereafter provide any waiver or further time for payment prior to the enforcement of their security or to provide any other financial accommodations to or on behalf of the Borrower.

        7.    This Agreement shall become effective and be deemed effective as of the date hereof, if and only if:

  (a)
  The Agent shall have received a copy of this Agreement executed by the Borrower, the Agent and the requisite number of Lenders under Section 9.3 of the Credit Agreement;

  (b)
  The Agent shall have received a copy of a duly executed original of a Reaffirmation in the form of Exhibit A attached hereto from IFR Americas, Inc., formerly known as IFR Instruments, Inc., and IFR Finance, Inc.;

  (c)
  The Agent shall have received evidence satisfactory to it that counsel to the Agent and other advisors and professionals engaged by the Agent shall have received payment of all unpaid fees and expenses for which the Borrower has received an invoice on or before the date hereof and payable pursuant to Section 10.7 of the Credit Agreement; and

  (d)
  Other than the Specified Defaults, no Default or Unmatured Default shall have occurred and be continuing or shall result from the execution of this Agreement.

        8.    Section 10.7 of the Credit Agreement shall apply to all fees, costs and expenses incurred by the Agent and each Lender in connection with this Agreement and each of the other documents, instruments and agreements executed in connection herewith, including, but not limited to, such fees, costs and expenses incurred in connection with the negotiation, drafting, implementation and enforcement of this Agreement.

        9.    This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when the Agent, the requisite number of Lenders under Section 9.3 of the Credit Agreement, and the Borrower have each executed one counterpart. Each of the parties hereto agrees that a signature transmitted to the Agent or its counsel by facsimile transmission shall be effective to bind the party so transmitting its signature.

        10.  This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Agreement, all of which have become merged and finally integrated into this Agreement. Each of the parties understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Agreement not included or referred to herein and not reflected by a writing included or referred to herein. Any single or partial exercise of any right under this Agreement shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Agent and the Lenders, and then only to the extent in such writing specifically set forth. All remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

        11.  This Agreement is solely for the benefit of the parties hereto and is not intended to confer upon any other third party any rights or benefits.

        IN WITNESS WHEREOF, this Forbearance Agreement and Amendment No. 7 has been duly executed as of December    , 2001.

IFR SYSTEMS, INC.
By:

Name: Title:
BANK ONE, NA (formerly known as THE FIRST NATIONAL BANK OF CHICAGO), as Agent and as a Lender
By:

Name: Title:
INTRUST BANK, N.A., as a Lender
By:

Name: Title:
THE BANK OF NOVA SCOTIA, as a Lender
By:

Name: Title:

SIGNATURE PAGE TO FORBEARANCE AGREEMENT AND AMENDMENT NO. 7
DATED DECEMBER, 2001

HARRIS TRUST AND SAVINGS BANK, as a Lender
By:

Name: Title:
THE ROYAL BANK OF SCOTLAND (successor in interest to NATIONAL WESTMINSTER BANK PLC), as a Lender
By:

Name: Title:
UNION BANK OF CALIFORNIA, N.A., as a Lender
By:

Name: Title:
LLOYDS TSB BANK PLC, as a Lender
By:

Name: Title:
By:

Name: Title:

SIGNATURE PAGE TO FORBEARANCE AGREEMENT AND AMENDMENT NO. 7
DATED DECEMBER, 2001

EXHIBIT A
REAFFIRMATION

        Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Forbearance Agreement and Amendment No. 7 with respect to that certain Amended and Restated Credit Agreement dated as of March 19, 1998 by and among IFR Systems, Inc., a Delaware corporation (the "Borrower"), the lenders from time to time parties thereto (collectively, the "Lenders") and Bank One, NA, formerly known as The First National Bank of Chicago, as one of the Lenders and in its capacity as contractual representative (the "Agent") on behalf of itself and the other Lenders, as amended by an Amendment No. 1 and Waiver, an Amendment No. 2, an Amendment No. 3, an Amendment No. 4, an Amendment No. 5 and an Amendment No. 6, dated as of November 3, 1998, March 31, 1999, June 25, 1999, October 15, 1999, June 15, 2000 and June 29, 2001, respectively (as amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Agent or any Lender, each of the undersigned reaffirms the terms and conditions of the Guaranty, Security Agreement and any other Loan Document executed by it and acknowledges and agrees that such agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and are hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Forbearance Agreement and Amendment No. 7 and as the same may from time to time hereafter be amended, modified or restated.

Dated: December    , 2001

IFR AMERICAS, INC., formerly known as IFR Instruments, Inc.
IFR FINANCE, INC.
By:

Name: Title:

SIGNATURE PAGE TO FORBEARANCE AGREEMENT AND AMENDMENT NO. 7
DATED DECEMBER, 2001

EXHIBIT B

FORM OF ENGAGEMENT LETTER
[Attached.]

EXHIBIT C

FINANCIAL REPORTING PACKAGE
[Attached.]

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EXHIBIT 10.27 FORBEARANCE AGREEMENT AND AMENDMENT NO. 7
EXHIBIT A REAFFIRMATION
EXHIBIT B
EXHIBIT C